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                                                                    Exhibit 5.01

                                                              October 3, 1996

Community Care Services, Inc.
18 Sargent Place
Mount Vernon, NY 10550

                  Re:      Registration Statement on Form SB-2
                           Under the Securities Act of 1933
                           --------------------------------

Gentlemen:

         In our capacity as counsel to Community Care Services, Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with the registration statement on Form SB-2, as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 1,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"),
(ii) 1,300,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Class A Warrants"), (iii) 1,300,000 shares of Common Stock issuable upon exercise of the Class A Warrants (the "Class A Warrant Stock"),
(iv) 195,000 shares of Common Stock (the "Over-Allotment Stock"), (v) 195,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Class A Over-Allotment Warrants"), (vi) 195,000 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the "Over-Allotment Warrant Stock"); (vii) warrants issuable to the underwriter named in the Registration Statement (the "Underwriters' Warrants") to purchase (A) 130,000 shares of Common Stock (the "Underwriters' Stock"), and (B) 130,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Underwriters' Class A Warrants"), (viii) 130,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (the "Underwriters' Warrant Stock"), (ix) 4,158,332 Class A Warrants to purchase an identical number of shares of Common Stock (the "Selling Securityholders Warrants"), (x) 4,158,332 shares of Common Stock issuable upon the exercise of the Selling Securityholders' Warrants (the "Selling Securityholders' Warrant Stock") and (xi) 220,000 shares of Common Stock, $0.1 par value (the "Selling Securityholders' Stock").

         In that connection , we have examined the Certificate of Incorporation, and the amendment thereto, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, Class A Warrants, Class A Warrant Stock,


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Community Care Services, Inc.
October 3, 1996
Page 2

Over-Allotment Stock, Class A Over-Allotment Warrants, Over-Allotment Warrant Stock, Underwriters' Warrants, Underwriters' Stock, Underwriters' Class A Warrants , Underwriters' Warrant Stock, the Selling Securityholders' Warrants, the Selling Securityholders' Warrant Stock and the Selling Securityholders' Stock, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

          2. The Common Stock, the Class A Warrant Stock, Over-Allotment Stock, Over-Allotment Warrant Stock, Underwriters' Stock and Underwriters' Warrant Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

          3. The Class A Warrants, Class A Over-Allotment Warrants, Underwriters' Warrants and Underwriters' Class A Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

          4. The Selling Securityholders' Warrant Stock and the Selling Securityholders' Stock have each been duly and validly authorized and are issued and outstanding, fully paid and non-assessable.

          5. The Selling Securityholders' Warrants have been duly and validly authorized and are issued and outstanding.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             PARKER DURYEE ROSOFF & HAFT


                                             By: /s/ Michael D. DiGiovanna
                                                 --------------------------
                                                     A Member of the Firm